UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2024

Oracle Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35992	54-2185193
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2300 Oracle Way, Austin, Texas 78741

(Address of principal executive offices) (Zip Code)

(737) 867-1000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ORCL	New York Stock Exchange
3.125% senior notes due July 2025		New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

Issuance of $6.25 Billion Aggregate Principal Amount of Notes

On September 27, 2024, Oracle Corporation (“Oracle”) consummated the issuance and sale of $1,500,000,000 aggregate principal amount of its 4.200% Notes due 2029, $1,750,000,000 aggregate principal amount of its 4.700% Notes due 2034, $1,750,000,000 aggregate principal amount of its 5.375% Notes due 2054 and $1,250,000,000 aggregate principal amount of its 5.500% Notes due 2064 (collectively, the “Notes”), pursuant to an underwriting agreement dated September 25, 2024 among Oracle and BofA Securities, Inc., Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, HSBC Securities (USA) Inc. and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein. The Notes will be issued pursuant to an Indenture dated as of January 13, 2006 (the “Indenture”) among Oracle (formerly known as Ozark Holding Inc.), Oracle Systems Corporation (formerly known as Oracle Corporation) and Citibank, N.A., as amended by the First Supplemental Indenture dated as of May 9, 2007 (the “First Supplemental Indenture”) among Oracle, Citibank, N.A. and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as trustee, and an officers’ certificate issued pursuant thereto.

The Notes are being offered pursuant to Oracle’s Registration Statement on Form S-3 filed on March 15, 2024 (Reg. No. 333-277990), including the prospectus contained therein (the “Registration Statement”) and a related preliminary prospectus supplement dated September 25, 2024 and prospectus supplement dated September 25, 2024.

Oracle intends to use the net proceeds of the offering to repay all or a portion of its 2.95% Notes due November 2024, 2.50% Notes due April 2025 and 2.95% Notes due May 2025 and to pay accrued interest and any related premiums, fees and expenses in connection therewith. Oracle also intends to use a portion of the net proceeds from the offering to repay commercial paper borrowings. Any remaining net proceeds from the offering may be used for general corporate purposes, which may include stock repurchases, payment of cash dividends on its common stock, repayment of other indebtedness and future acquisitions.

The material terms and conditions of the Notes are set forth in the Officers’ Certificate filed herewith as Exhibit 4.1 and incorporated by reference herein, in the Indenture filed as Exhibit 10.34 to the Current Report on Form 8-K filed by Oracle Systems Corporation on January 20, 2006, and in the First Supplemental Indenture filed as Exhibit 4.3 to the Registration Statement on Form S-3 filed by Oracle Corporation on May 10, 2007.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

4.1	Forms of 4.200% Notes due 2029, 4.700% Notes due 2034, 5.375% Notes due 2054 and 5.500% Notes due 2064, together with an Officers’ Certificate issued September 27, 2024 setting forth the terms of the Notes.

5.1	Opinion of Freshfields Bruckhaus Deringer US LLP.

23.1	Consent of Freshfields Bruckhaus Deringer US LLP (contained in Exhibit 5.1).

EX-104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORACLE CORPORATION

Dated: September 27, 2024	By:	/s/ Kimberly Woolley
Name: Kimberly Woolley
Title: Vice President, Assistant General Counsel and Assistant Secretary